Exhibit 10.1

SALES AGENCY AGREEMENT

SALES AGENCY AGREEMENT, dated as of October 12, 2010 (this “Agreement”), by and between Venoco, Inc., a Delaware corporation (the “Company”), and BMO Capital Markets Corp., a registered broker-dealer organized under the laws of Delaware (the “Manager”).

W I T N E S S E T H:

WHEREAS, the Company has authorized and proposes to issue and sell in the manner contemplated by this Agreement Common Shares with an aggregate Sales Price of up to $75,000,000 upon the terms and subject to the conditions contained herein; and

WHEREAS, the Manager has been appointed by the Company as its agent to sell the Common Shares and agrees to use its commercially reasonable efforts consistent with customary trading and sales practices to sell the Common Shares offered by the Company upon the terms and subject to the conditions contained herein.

NOW THEREFORE, in consideration of the premises, representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.01        Certain Definitions.  For purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the meanings set forth in Appendix A.

ARTICLE II

ISSUANCE AND SALE OF COMMON STOCK

2.01        Issuance.

(a)           Commercially Reasonable Efforts.  Upon the terms and subject to the conditions of this Agreement, the Company may issue Common Shares through the Manager and the Manager shall use its commercially reasonable efforts consistent with customary trading and sales practices to sell Common Shares, with an aggregate Sales Price of up to the Maximum Program Amount, based on and in accordance with such number of Issuance Notices as the Company shall choose to deliver during the Commitment Period until the aggregate Sales Price of the Common Shares sold under this Agreement equals the Maximum Program Amount or this Agreement is otherwise terminated.  Subject to the foregoing and the other terms and conditions of this Agreement, upon the delivery of an Issuance Notice, and unless the sale of the Issuance Shares described therein has been suspended, cancelled or otherwise terminated in accordance with the terms of this Agreement, the Manager will use its commercially reasonable efforts consistent with customary trading and sales practices to sell such Issuance Shares up to the amount specified in such Issuance Notice.  The Manager will provide written confirmation to the

Company no later than the opening of the Trading Day next following the Trading Day on which it has made sales of Issuance Shares hereunder setting forth the portion of the Actual Sold Amount for such Trading Day, the corresponding Sales Price and the Issuance Price payable to the Company in respect thereof.  The Manager may sell Issuance Shares in the manner described in Section 2.01(b) herein.  The Company acknowledges and agrees that (i) there can be no assurance that the Manager will be successful in selling Issuance Shares and (ii) the Manager will incur no liability or obligation to the Company or any other Person if it does not sell Issuance Shares for any reason other than a failure by the Manager to use its commercially reasonable efforts consistent with customary trading and sales practices to sell such Issuance Shares as required under this Section 2.01.  Unless otherwise mutually agreed by the parties, in acting hereunder, the Manager will be acting as agent for the Company and not as principal.

(b)           Method of Offer and Sale.  The Common Shares may be offered and sold in (1) privately negotiated transactions (if and only if the parties hereto have so agreed in writing), or (2) by any other method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including sales made directly on the Principal Market or sales made to or through a market maker or through an electronic communications network.  Nothing in this Agreement shall be deemed to require either party to agree to the method of offer and sale specified in clause (1) above, and either party may withhold its consent thereto in such party’s sole discretion.

(c)           Issuances.  Upon the terms and subject to the conditions set forth herein, on any Trading Day as provided in Section 2.03(b) hereof during the Commitment Period on which the conditions set forth in Sections 5.01 and 5.02 hereof have been satisfied, the Company may exercise an Issuance by the delivery of an Issuance Notice, executed by the Chief Executive Officer or the Chief Financial Officer of the Company, to the Manager.  The number of Issuance Shares that the Manager shall use its commercially reasonable efforts consistent with customary trading and sales practices to sell pursuant to such Issuance shall have an aggregate Sales Price equal to the Issuance Amount. Each Issuance will be settled on the applicable Settlement Date following the Issuance Date.

2.02        Effectiveness.  The effectiveness of this Agreement (the “Closing”) shall be deemed to take place concurrently with the execution and delivery of this Agreement by the parties hereto and the completion of the closing transactions set forth in the immediately following sentence.  At the Closing, the following closing transactions shall take place, each of which shall be deemed to occur simultaneously with the Closing:

(a)           the Company shall deliver to the Manager a certificate executed by the Secretary of the Company, signing in such capacity, dated the Closing Date, (A) certifying that attached thereto are true and complete copies of the resolutions duly adopted by the Board of Directors of the Company authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the issuance of the Common Shares pursuant to this Agreement), which authorization shall be in full force and effect on and as of the date of such certificate, (B) certifying and attesting to the office, incumbency, due authority and specimen signatures of each Person who executed the Agreement for or on behalf of the Company and (C) certifying as to such additional matters as the Manager may reasonably request;

(b)           the Company shall deliver to the Manager a certificate executed by the Chief Executive Officer, the President or any Senior Vice-President of the Company and by the Chief Financial Officer of the Company, signing in such capacity, dated the date of the Closing, confirming that the representations and warranties of the Company contained in this Agreement are true and correct and that the Company has performed all of its obligations hereunder to be performed on or prior to the Closing Date and as to the matters set forth in Section 5.01(a) hereof;

(c)           Davis, Graham & Stubbs LLP, counsel to the Company, shall deliver to the Manager an opinion, dated the Closing Date and addressed to the Manager, substantially in the form of Exhibit B attached hereto;

(d)           Mayer Brown LLP, counsel to the Manager, shall deliver to the Manager an opinion, dated the Closing Date and addressed to the Manager, in form and substance reasonably satisfactory to the Manager;

(e)           DeGolyer & McNaughton (“DeGolyer”) shall deliver to the Manager a letter, dated the Closing Date and addressed to the Manager, (i) confirming that as of the date of its reserve reports, it was an independent reserve engineer of the Company and its subsidiaries and no information has come to its attention that could reasonably be expected to cause it to withdraw its reserve reports and (ii) otherwise in form and substance reasonably satisfactory to the Manager;

(f)            each of Ernst & Young LLP and Deloitte Touche LLP shall deliver to the Manager a comfort letter, dated the Closing Date, in form and substance reasonably satisfactory to the Manager; and

(g)           the Company shall pay the expenses set forth in Section 9.02(ii), (iv) and (viii) hereof by wire transfer to the account designated by the Manager in writing promptly following the Closing.

2.03        Mechanics of Issuances.

(a)           Issuance Notice.  On any Trading Day during the Commitment Period, the Company may deliver an Issuance Notice to the Manager, subject to the satisfaction of the conditions set forth in Sections 5.01 and 5.02; provided, however, that (1) the Issuance Amount for each Issuance as designated by the Company in the applicable Issuance Notice shall in no event exceed the Maximum Program Amount and (2) notwithstanding anything in this Agreement to the contrary, the Manager shall have no further obligations with respect to any Issuance Notice if and to the extent the aggregate Sales Price of the Issuance Shares sold pursuant thereto, together with the aggregate Sales Price of the Common Shares previously sold under this Agreement, shall exceed the Maximum Program Amount.

(b)           Delivery of Issuance Notice.  An Issuance Notice shall be deemed delivered on the Trading Day that it is received by e-mail, facsimile or any other written form (and the Company confirms such delivery by telephone (including voicemail message)) by the Manager.  No Issuance Notice may be delivered other than on a Trading Day during the

Commitment Period, and no Issuance Notice may be delivered with an Issuance Date prior to the date on which the Company files with the Commission its Quarterly Report for the quarter ending September 30, 2010 without the Manager’s prior consent.

(c)           Floor Price.  The Manager shall not sell Common Shares below the Floor Price during any Selling Period and such Floor Price may be adjusted by the Company at any time during any Selling Period upon advance written notice (including email) to the Manager and confirmation of such change by the Manager to the Company.

(d)           Determination of Issuance Shares to be Sold.  The number of Issuance Shares to be sold by the Manager with respect to any Issuance shall be the Actual Sold Amount during the Selling Period.

(e)           Trading Guidelines.  The Manager may, to the extent permitted under the Securities Act and the Exchange Act and regulations thereunder, purchase and sell Common Stock for its own account while this Agreement is in effect provided that no such purchase or sale shall take place while an Issuance Notice is in effect (except to the extent the Manager may engage in sales of Issuance Shares purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity). In addition, the Company hereby acknowledges and agrees that the Manager and its Affiliates may make markets in the Common Stock or other securities of the Company, in connection with which they may buy and sell, as agent or principal, for long or short account, shares of Common Stock or other securities of the Company, at the same time that the Manager is acting as agent pursuant to this Agreement.

2.04        Settlements.  Subject to the provisions of Article V, on or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Issuance Shares being sold by crediting the Manager or its designee’s account at the Depository Trust Company through its Deposit/Withdrawal At Custodian (DWAC) System, or by such other means of delivery as may be mutually agreed upon by the parties hereto and, upon receipt of such Issuance Shares, which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form, the Manager will deliver the related Issuance Price in same day funds delivered to an account designated by the Company prior to the Settlement Date.  If the Company defaults in its obligation to deliver Issuance Shares on a Settlement Date, the Company agrees that it will (i) hold the Manager harmless against any loss, claim, damage or expense (including, without limitation, penalties, interest and reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company, and (ii) pay to the Manager any Selling Commission to which it would otherwise have been entitled absent such default. The parties acknowledge and agree that, in performing its obligations under this Agreement, the Manager may borrow shares of Common Stock from stock lenders, and may use the Issuance Shares to settle or close out such borrowings.

2.05        Free Writing Prospectus.  The Manager has not prepared, used, referred to or distributed, and will not knowingly prepare, use, refer to or distribute, without the Company’s prior written consent, any “written communication” which constitutes a “free writing prospectus” as such terms are defined in Rule 405 under the Securities Act.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to, and agrees with, the Manager that as of the Closing Date, as of each Issuance Date, as of each Settlement Date and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented, including by means of an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Prospectus, but excluding the filing of a Current Report on Form 8-K (other than a Current Report on Form 8-K related to the offering of the Common Shares hereunder) or a prospectus supplement relating to securities other than the Common Shares:

3.01        Registration.  The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is currently listed and quoted on the Principal Market under the trading symbol “VQ”, and the Common Shares have been listed on the Principal Market, subject to notice of issuance.  The Company (i) meets the requirements for the use of Form S-3 under the Securities Act and the rules and regulations thereunder for the registration of the transactions contemplated by this Agreement and (ii) has been subject to the requirements of Section 12 of the Exchange Act and has timely filed all the material required to be filed pursuant to Sections 13 and 14 of the Exchange Act for a period of more than 12 calendar months.  The Company has filed with the Commission a registration statement on Form S-3 (Registration No. 333-166361) which registration statement, as the same may be amended, has been declared effective by the Commission for the registration of up to $500,000,000 aggregate amount of Common Shares and other securities on a primary basis (and up to 2,500,000 shares of Common Stock on a secondary basis) under the Securities Act (none of which have been issued and sold prior to the date of this Agreement), and the offering thereof from time to time pursuant to Rule 415 promulgated by the Commission under the Securities Act.  Such registration statement (and any further registration statements that may be filed by the Company for the purpose of registering additional Common Shares to be sold pursuant to this Agreement), including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A, Rule 430B or Rule 430C under the Securities Act, and the prospectus constituting a part of such registration statement, together with the Prospectus Supplement (as defined in Section 5.01(k)) and any pricing supplement relating to a particular issuance of the Issuance Shares (each, an “Issuance Supplement”), including all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act, in each case, as from time to time amended or supplemented, are referred to herein as the “Registration Statement” and the “Prospectus,” respectively, except that if any revised prospectus is provided to the Manager by the Company for use in connection with the offering of the Common Shares that is not required to be filed by the Company pursuant to Rule 424(b) promulgated by the Commission under the Securities Act, the term “Prospectus” shall refer to such revised prospectus from and after the time it is first provided to the Manager for such use.  Promptly after the execution and delivery of this Agreement, the Company will prepare and file the Prospectus Supplement relating to the Issuance Shares pursuant to Rule 424(b) promulgated by the Commission under the Securities Act, as contemplated by Section 5.01(k) of this Agreement.  As used in this Agreement, the terms “amendment” or “supplement” when applied to the Registration Statement or the Prospectus shall be deemed to include the filing by the Company with the Commission of any document under the Exchange Act after the date hereof that is or is deemed to be incorporated therein by reference.

3.02        Incorporated Documents.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus pursuant to Item 12 of Form S-3 (collectively, the “Incorporated Documents”), as of the date filed with the Commission under the Exchange Act, conformed and will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of such documents contained or will contain at such time an untrue statement of a material fact or omitted or will omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

3.03        Registration Statement; Prospectus.  No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission.  The Registration Statement, as of each Effective Date, conformed or will conform in all material respects to the requirements of the Securities Act, and the rules and regulations of the Commission promulgated thereunder and, as of each Effective Date, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, as of its original issue date, as of the date of any filing of an Issuance Supplement thereto pursuant to Rule 424(b) promulgated by the Commission under the Securities Act, as of each Applicable Time and Settlement Date and as of the date of any other amendment or supplement thereto, including by means of an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Prospectus, but excluding the filing of a Current Report on Form 8-K (other than a Current Report on Form 8-K related to the offering of the Common Shares hereunder) or a prospectus supplement relating to securities other than the Common Shares, conforms or will conform in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission promulgated thereunder and, as of such respective dates, does not and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Manager expressly for use in the Prospectus as described in Section 6.02 hereof.  As used herein, with respect to the Registration Statement, the term “Effective Date” means, as of a specified time, (i) the date that the Registration Statement or the most recent post-effective amendment thereto was or is declared effective by the Commission under the Securities Act, (ii) the date that the Company’s Annual Report on Form 10-K for its most recently completed fiscal year is filed with the Commission under the Exchange Act, and (iii) any deemed effective date with respect to the Manager and the Common Shares pursuant to Rule 430B(f)(2) under the Securities Act.

3.04        Not an Ineligible Issuer; Free Writing Prospectus.  The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. The Company has not used, authorized, approved or referred to any offer relating to the Common Shares that would constitute a free writing prospectus other than any written communications furnished in advance to, and consented to by, the Manager. Any such free writing prospectus (A) as of its issue date and at all subsequent times through the completion of the public offer and sale of the Common Shares to which it relates or until any earlier date that the Company notified or notifies the Manager, (i) did not and will not include any material information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and (ii) did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (B) complied in all material respects with the requirements of the Securities Act and the rules and regulations thereunder, and (C) was timely filed with the Commission in accordance with the Securities Act (to the extent required pursuant to Rule 433(d) thereunder).

3.05                        Changes.  The Company, together with its subsidiaries, taken as whole, has not sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Prospectus, there has not been any material change in the capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares, upon conversions of convertible securities, upon grants or forfeitures of restricted stock or similar transactions relating to the Company’s equity compensation programs,  in each case in the ordinary course of business) or long-term debt of the Company or any of its subsidiaries (other than changes in amounts borrowed under the Revolving Credit Agreement or the Term Loan Facility or similar agreements in the ordinary course of business) or any change that would reasonably be expected to have a Material Adverse Effect, otherwise than as set forth or contemplated in the Prospectus.

3.06                        Organization.  The Company has been duly incorporated and is existing and in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except, in each case, as would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operation, stockholders’ equity, business or properties of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

3.07                        Subsidiaries.  Each subsidiary of the Company has been duly formed or incorporated and is existing as a corporation, limited liability company or limited partnership and in good standing under the laws of the jurisdiction of its formation or incorporation, with organizational power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation, limited liability company or limited partnership in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding equity interests of each subsidiary of the Company have been duly authorized and validly issued in accordance with its applicable Organizational Documents (as defined herein) and, in the case of subsidiaries that are corporations, are fully paid and nonassessable; and, except for such liens, encumbrances or defects described in the Registration Statement and the Prospectus as securing the Company’s obligations under the Third Amended and Restated Credit Agreement, dated as of December 21, 2009, by and among the Company, the guarantors identified therein, the lenders party thereto, Bank of Montreal, as Administrative Agent, BMO Capital Markets, as Lead Arranger, The Bank of Nova Scotia and The Royal Bank of Scotland PLC, as Co-Syndication Agents and Key Bank National Association and Union Bank, N.A., as Co-Documentation Agents, as amended from time to time (the “Revolving Credit Agreement”), the Term Loan Agreement, dated as of May 7, 2007, by and among the Company, the guarantors identified therein, Credit Suisse, Cayman Islands Branch, as Administrative Agent, and the lenders party thereto, as amended from time to time (the “Term Loan Facility”), or similar agreements or instruments disclosed in the Registration Statement and the Prospectus, the equity interests of each subsidiary of the Company are owned free from liens, encumbrances and defects.

3.08                        Power and Authority.  The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

3.09                        Capitalization.  The Company has an authorized equity capitalization as set forth in the Registration Statement and the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

3.10                        Common Shares.  The Common Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Common Shares will not be subject to any preemptive or similar rights; and the Common Shares will conform to the descriptions thereof in the Registration Statement and the Prospectus.

3.11                        Authorization, Execution and Delivery.  This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Manager, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

3.12                        No Brokerage Commissions.  Except as disclosed in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Purchaser for a brokerage commission, finder’s fee or other like payment in connection with this offering.

3.13                        Consents.  No consent, approval, authorization, order, registration or qualification with any person (including any governmental agency or body or any court) is required for the consummation of the transactions contemplated by this Agreement except for such consents, approvals, authorizations, registrations or qualifications that have been obtained or as may be required under state securities or Blue Sky laws in connection with the distribution of the Common Shares by the Manager.

3.14                        Properties.  The Company and each of its subsidiaries has (A) legal, valid and defensible title to, or valid leasehold interests in, substantially all of the interests in oil and gas properties underlying the estimates of its net proved reserves contained in the Registration Statement and the Prospectus, (B) good and marketable title to all other real property owned by the Company and its subsidiaries and (C) good and marketable title to all personal property owned by them, in each of (A), (B) and (C) free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement and the Prospectus or such as do not materially affect the value of the property of the Company and its subsidiaries, taken as a whole, and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; all real property and buildings held under lease by the Company or any of its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries.  The working interests derived from oil, gas and mineral leases or mineral interests which constitute a portion of the real property held or leased by the Company or any of its subsidiaries reflect in all material respects the right of the Company and its subsidiaries to explore, develop or produce hydrocarbons from such real property as described in the Registration Statement and the Prospectus, and the care taken by the Company and its subsidiaries with respect to acquiring or otherwise procuring such leases, options to lease, drilling rights and concessions or other property interests was generally consistent with standard industry practices in the areas in which the Company or its subsidiaries operate for acquiring or procuring leases and interests therein to explore, develop or produce hydrocarbons.

3.15                        No Conflicts.  The execution, delivery and performance of this Agreement and the issuance and sale of the Shares will not (a) result in a breach or violation of any of the terms and provisions of, (b) constitute a default under, or (c) result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the certificate of incorporation, certificate of formation, certificate of limited partnership, bylaws, limited liability company agreement, limited partnership agreement or other organizational documents (collectively, the “Organizational Documents”) of the Company or any of its subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, except, in the case of (ii) and (iii) above, for any such breach or violation that would not have a Material Adverse Effect.

3.16                        No Defaults.  Neither the Company nor any of its subsidiaries is in violation of its respective Organizational Documents or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any note, debenture, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

3.17                        Licenses and Permits.  Except as disclosed in the Registration Statement and the Prospectus, (a) the Company and its subsidiaries possess, and are in compliance in all material respects with the terms of, all certificates, authorizations, franchises, licenses and permits (“Licenses”) material to the ownership or lease of the properties of the Company and its subsidiaries, taken as a whole, or the conduct of the business of the Company and its subsidiaries, taken as a whole, as now conducted or (except for Licenses applied for from time to time in the ordinary course of business) proposed in the Registration Statement and the Prospectus to be conducted by them, and (b) have not received any notice of proceedings relating to the revocation or modification of any Licenses that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; provided that Licenses required or obtained by the Company or its subsidiaries under any Environmental Laws are covered exclusively by Section 3.20 herein.

3.18                        Labor Matters.  Except as disclosed in the Registration Statement and the Prospectus, no labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that, in any such case, would reasonably be expected to have a Material Adverse Effect.

3.19                        Intellectual Property.  Except as disclosed in the Registration Statement and the Prospectus, the Company and each of its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them except where the lack thereof could not, individually or in the aggregate, have a Material Adverse Effect, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

3.20                        Environmental Matters.  Except as disclosed in the Registration Statement and the Prospectus, (A)(1) neither the Company nor any of its subsidiaries is in violation of, or has any liability under, any federal, state, local or non-U.S. statute, law, rule, regulation, ordinance, code, other requirement or rule of law currently in effect (including common law), or decision or order of any domestic or foreign governmental agency, governmental body or court, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances (as defined below), to the protection or restoration of the environment or natural resources (including biota), to health and safety including as such relates to exposure to Hazardous Substances, and to natural resource damages (collectively, “Environmental Laws”), (2) neither the Company nor any of its subsidiaries owns, occupies, operates or uses any real property contaminated with Hazardous Substances in violation of, or in a manner that could give rise to liability under, any Environmental Laws, (3) neither the Company nor any of its subsidiaries is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances into the environment, (4) neither the

Company nor any of its subsidiaries is liable or allegedly liable for any release or threatened release of Hazardous Substances, including at any off-site treatment, storage or disposal site, (5) neither the Company nor any of its subsidiaries is subject to any claim by any governmental agency or governmental body or person relating to Environmental Laws or Hazardous Substances, and (6) the Company and its subsidiaries have received and are in compliance with all, and have no liability under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their respective businesses, except in each case covered by clauses (1) — (6) such as would not, individually or in the aggregate, have a Material Adverse Effect; (B) to the knowledge of the Company there are no facts or circumstances that would reasonably be expected to result in a violation of, or liability under, or claim pursuant to any Environmental Law that would have a Material Adverse Effect; (C) to the knowledge of the Company there are no requirements proposed for adoption or implementation under any Environmental Law that would reasonably be expected to have a Material Adverse Effect; and (D) in the ordinary course of its business, the Company periodically evaluates the effect, including associated costs and liabilities, of Environmental Laws on the business, properties, results of operations and financial condition of it and its subsidiaries, and, on the basis of such evaluation, the Company has reasonably concluded that, except as disclosed in the Registration Statement and the Prospectus, compliance with such Environmental Laws as are currently in effect would not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect.  For purposes of this subsection “Hazardous Substances” means (x) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and mold, and (y) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under Environmental Laws.

3.21                        Certain Disclosures.  The statements in the Registration Statement and the Prospectus under the headings “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Shares and the documents referred to therein, are accurate and fair summaries of such legal matters and present the information required to be shown.

3.22                        Statistical and Market-Related Data.  Any third-party statistical and market-related data included or incorporated by reference in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes (without independent investigation of any data received from third party sources) to be reliable and accurate.

3.23                        Internal Controls.  Except as set forth in the Registration Statement and the Prospectus, the Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and rules of the New York Stock Exchange (the “Exchange Rules”) that are currently applicable to them. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting and legal and regulatory compliance controls (collectively, “Internal Controls”) that are sufficient to provide reasonable assurances of the matters set forth in Rule 13a-15(f) under the Securities Exchange Act of 1934 (the “Exchange Act”).  The Internal Controls are overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules.  Except as disclosed in the Registration Statement and the Prospectus, since the date of the most recent audited financial statements included or incorporated by reference in the Prospectus, (1) there has been no change in the Company’s Internal Controls that has materially affected, or is reasonably likely to materially affect, the Company’s Internal Controls and (2) the Company has not reported to the Audit Committee or the Board (a) any violation of, or failure to comply with, Sarbanes-Oxley, the Act, the Exchange Act, the rules and regulations of the Commission, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and the Exchange Rules (collectively, the “Securities Laws”), (b)(i) a significant deficiency, material weakness or change in Internal Controls or (ii) fraud involving management or other employees who have a significant role in Internal Controls, which matter described in this clause (2), would reasonably be expected to have a Material Adverse Effect.

3.24                        Litigation.  Except as disclosed in the Registration Statement and the Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or, to the Company’s knowledge, affecting the Company, any of its subsidiaries or any of their respective properties that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Operative Documents, or which are otherwise material in the context of the sale of the Common Shares; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are, to the Company’s knowledge, threatened or contemplated.

3.25                        Financial Statements.  The historical financial statements included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis, except as described in the notes thereto.

3.26                        Pro Forma Financial Information.  The pro forma financial statements included or incorporated by reference in the Registration Statement and the Prospectus have been prepared on a basis consistent with the historical financial statements of the Company and its subsidiaries and give effect to assumptions used in the preparation thereof on a reasonable basis and in good faith and present fairly the transactions described therein; and such pro forma financial statements comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X of the Commission. The other pro forma financial and statistical information and data included or incorporated by reference in the Registration Statement and the Prospectus are, in all material respects, accurately presented and, where applicable, except as described in the Prospectus, prepared on a basis consistent with the pro forma financial statements.

3.27                        Investment Company Act.  Neither the Company nor any of its subsidiaries is and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, neither the Company nor any of its subsidiaries will be an

“investment company” as defined in the Investment Company Act of 1940 (the “Investment Company Act”).

3.28                        Registration Rights.  There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company, except as set forth in the Registration Statement and the Prospectus, or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

3.29                        Stabilization.  The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

3.30                        Money Laundering Laws.  Except as set forth in the Registration Statement and the Prospectus, the operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with the applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering laws of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court of governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

3.31                        Tax Matters.  Except as set forth in the Registration Statement and the Prospectus, the Company and its subsidiaries have filed all federal, state, local and non-U.S. tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect); and, except as set forth in the Registration Statement and the Prospectus, the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, have a Material Adverse Effect.

3.32                        Insurance.  The Company and its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks for the conduct of their business and the value of their respective properties as is customary for similarly situated companies in the oil and gas industry, and, except as set forth in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has (A) received notice from any insurer or agent of such insurer that any capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (B) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business, except in the case of (A) or (B) as would not, individually or in the aggregate, have a Material Adverse Effect.

3.33                        Reserves.  The information underlying the estimates of the proved reserves of the Company and each of its subsidiaries that was supplied by the Company and/or its subsidiaries to

DeGolyer for the purposes of preparing the reports of such petroleum engineers referenced in the Registration Statement and the Prospectus (the “Reserve Reports”) and estimates of the proved reserves of the Company and its subsidiaries disclosed in the Registration Statement and the Prospectus, including, production, costs of operation, and, to the Company’s knowledge, future operations and sales of production, was true and correct in all material respects on the dates such information was provided, and such information was supplied and was prepared in accordance with customary industry practices; and the estimates of such reserves and present value as described in the Registration Statement and the Prospectus and reflected in the Reserve Reports are in compliance with the applicable requirements of the rules under the Securities Act in all material respects.  Other than normal production of the reserves, product price fluctuations, fluctuations of demand for such products, acquisitions, dispositions and changes in operating, capital and other costs, and except as disclosed in the Registration Statement and the Prospectus, the Company is not aware of any facts or circumstances that would reasonably be expected to result in a materially adverse change in the reserves in the aggregate, or the aggregate present value of the future net cash flows therefrom as described in the Registration Statement and the Prospectus and as reflected in the Reserve Reports.

3.34        Independence.  DeGolyer has represented to the Company that it is, and the Company believes it to be or to have been at the time a reserve report referenced in the Registration Statement and the Prospectus was rendered by such firm to the Company, as applicable, independent reserve engineers with respect to the Company and its subsidiaries for the periods covered by its Reserve Reports.

3.35        Auditors.  Except as set forth in the Registration Statement and the Prospectus, (a) Ernst & Young LLP, which has audited certain financial statements of the Company and its subsidiaries, was an independent registered public accounting firm as required by the Exchange Act and the rules and regulations of the Commission thereunder during the periods covered by the financial statements on which it reported contained or incorporated by reference in the Registration Statement and the Prospectus and (b) Deloitte & Touche LLP, which has audited certain financial statements of the Company and its subsidiaries, was an independent registered public accounting firm as required by the Exchange Act and the rules and regulations of the Commission thereunder during the periods covered by the financial statements on which it reported contained or incorporated by reference in the Registration Statement and the Prospectus.

3.36        Foreign Corrupt Practices Act.  Except as set forth in the Registration Statement and the Prospectus, to the Company’s knowledge, neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which, individually or in the aggregate, would not have a Material Adverse Effect.

3.37        Officer’s Certificate.  Any certificate signed by any officer of the Company and delivered to the Manager or to counsel for the Manager in connection with an Issuance or pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Manager as to the matters covered thereby on the date of such certificate.

ARTICLE IV

COVENANTS

The Company covenants and agrees during the term of this Agreement with the Manager as follows:

4.01        Registration Statement and Prospectus.

(a)           Before amending or supplementing the Registration Statement or the Prospectus (in each case, other than  by filing a document incorporated by reference therein), (i) the Company will furnish to the Manager a copy of each such proposed amendment or supplement within a reasonable period of time before filing such amendment or supplement with the Commission, and (ii) that the Company will not use or file any such proposed amendment or supplement to which the Manager reasonably objects unless the Company’s legal counsel has advised the Company that filing such disclosure is required by law;

(b)           To prepare, with respect to any Issuance Shares to be sold pursuant to this Agreement, an Issuance Supplement with respect to such Common Shares in a form previously approved by the Manager and to file such Issuance Supplement pursuant to Rule 424(b) promulgated by the Commission under the Securities Act within the time period required thereby and to deliver such number of copies of each Issuance Supplement to each exchange or market on which such sales were effected, in each case unless delivery and filing of such an Issuance Supplement is not required by applicable law or by the rules and regulations of the Commission;

(c)           To file within the time periods required by the Exchange Act all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, and to advise the Manager, promptly after the Company receives notice thereof, (i) of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission (but excluding by means of an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K (other than a Current Report on Form 8-K related to the offering of the Common Shares hereunder) filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Prospectus, or a prospectus supplement relating to securities other than the Common Shares , (ii) of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Common Shares, (iii) of the suspension of the qualification of the Common Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, (iv) of any request by the Commission for the amendment or supplement of the Registration Statement or the Prospectus or for additional information, or (v) the receipt of any comments from the Commission with respect to Registration Statement or the Prospectus (including, without limitation, any Incorporated Documents); and

(d)           In the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, to use promptly its commercially reasonable efforts to obtain its withdrawal;

4.02        Blue Sky.  To use its commercially reasonable efforts to cause the Common Shares to be listed on the Principal Market and promptly from time to time to take such action as the Manager may reasonably request to cooperate with the Manager in the qualification of the Common Shares for offering and sale under the blue sky or securities laws of such jurisdictions within the United States of America and its territories as the Manager may reasonably request and to use its commercially reasonable efforts to comply with such laws so as to permit the continuance of sales and dealings therein for as long as may be necessary to complete the sale of the Common Shares; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation, to file a general consent to service of process or to subject itself to taxation in respect of doing business in any jurisdiction;

4.03        Copies of Registration Statement and Prospectus.  To furnish the Manager with copies (which may be electronic copies) of the Registration Statement and each amendment thereto, and with copies of the Prospectus and each amendment or supplement thereto in the form in which it is filed with the Commission pursuant to the Securities Act or Rule 424(b) promulgated by the Commission under the Securities Act, both in such quantities as the Manager may reasonably request from time to time; and, if the delivery of a prospectus is required under the Securities Act (whether physically or through compliance with Rule 153 or Rule 172 under the Securities Act or any similar rule) or under the blue sky or securities laws of any jurisdiction at any time on or prior to the applicable Settlement Date for any Selling Period in connection with the offering or sale of the Common Shares and if at such time any event has occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it is necessary during such same period to amend or supplement the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Manager and request the Manager to suspend offers to sell Common Shares (and, if so notified, the Manager shall cease such offers as soon as practicable); and if the Company decides to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, to advise the Manager promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; provided, however, that if during such same period the Manager is required to deliver a prospectus in respect of transactions in the Common Shares, the Company shall promptly prepare and file with the Commission such an amendment or supplement;

4.04        Rule 158.  To make generally available to the holders of the Common Stock as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) promulgated by the Commission under the Securities Act), an earnings statement of the Company and the Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission promulgated thereunder (including the option of the Company to file periodic reports in order to make generally available such earnings statement, to the extent that it is required to file such reports under Section 13 or Section 15(d) of the Exchange Act, pursuant to Rule 158 promulgated by the Commission under the Securities Act);

4.05        Information.  To furnish to the Manager (in paper or electronic format) copies of all publicly available reports or other communications (financial or other) furnished generally to stockholders and filed with the Commission pursuant to the Exchange Act, and deliver to the Manager (in paper or electronic format) (i) promptly after they are available, copies of any publicly available reports and financial statements (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its Subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission) furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional publicly available information concerning the business and financial condition of the Company as the Manager may from time to time reasonably request; provided, however that, notwithstanding the foregoing, the Company shall have no obligation to furnish to the Manager under this Agreement any document or information required to be delivered pursuant to this paragraph that has been filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (EDGAR).

4.06        Representations and Warranties.  That each delivery of an Issuance Notice and each delivery of Common Shares on a Settlement Date shall be deemed to be (i) an affirmation to the Manager that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such Issuance Notice or of such Settlement Date, as the case may be, as though made at and as of each such date, except as may be disclosed in the Prospectus (including any documents incorporated by reference therein and any supplements thereto), and (ii) an undertaking that the Company will advise the Manager if any of such representations and warranties will not be true and correct as of the Settlement Date for the Common Shares relating to such Issuance Notice, as though made at and as of each such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Common Shares);

4.07        Opinions of Counsel.  That each time the Registration Statement or the Prospectus is amended or supplemented (other than by an Issuance Supplement or a Current Report on Form 8-K, unless reasonably requested by the Manager within 30 days of the filing thereof with the Commission), including by means of an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Prospectus, the Company shall as soon as practicable thereafter furnish or cause to be furnished forthwith to the Manager the written opinion of Davis, Graham & Stubbs LLP, counsel to the Company, dated the date of such amendment, supplement or incorporation and in form and substance reasonably satisfactory to the Manager, (i) if such counsel has previously furnished an opinion to the effect set forth in Exhibit B hereto, to the effect that the Manager may rely on such previously furnished opinion of such counsel to the same extent as though it were dated the date of such letter authorizing reliance (except that the statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or (ii) if such counsel has not previously furnished an opinion to the effect set forth in Exhibit B hereto, of the same tenor as such an opinion of such counsel but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date;

4.08        Comfort Letters.  That each time the Registration Statement or the Prospectus is amended or supplemented, including by means of an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K (but only a Current Report on Form 8-K that contains financial statements of the Company filed with the Commission under the

Exchange Act and incorporated or deemed to be incorporated by reference into the Prospectus), in any case to set forth financial information included in or derived from the Company’s financial statements or accounting records, the Company shall as soon as practicable thereafter cause each independent registered public accounting firm that has audited the financial statements of the Company included or incorporated by reference in the Registration Statement forthwith to furnish to the Manager a letter, dated the date of such amendment, supplement or incorporation, as the case may be, in form and substance reasonably satisfactory to the Manager, of the same tenor as the letter referred to in Section 5.01(h) hereof but modified to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company, to the extent such financial statements and other information are available as of a date not more than five business days prior to the date of such letter; provided, however, that, with respect to any financial information or other matters, such letter may reconfirm as true and correct at such date as though made at and as of such date, rather than repeat, statements with respect to such financial information or other matters made in the letter referred to in Section 5.01(h) hereof that was last furnished to the Manager;

4.09        Officer’s Certificate.  That each time the Registration Statement or the Prospectus is amended or supplemented (other than by an Issuance Supplement or a Current Report on Form 8-K, unless reasonably requested by the Manager within 30 days of the filing thereof with the Commission), including by means of an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Prospectus, the Company shall as soon as practicable thereafter furnish or cause to be furnished forthwith to the Manager a certificate, dated the date of such supplement, amendment or incorporation, as the case may be, in such form and executed by such officers of the Company as is reasonably satisfactory to the Manager, of the same tenor as the certificate referred to in Section 2.02(b) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date;

4.10        Reserve Reports.  That each time the Registration Statement or the Prospectus is amended or supplemented with a filing of a document incorporated or deemed to be incorporated by reference into the Prospectus) that includes information derived from a reserve report by DeGolyer (but only if such information is different from information in a document as to which DeGolyer has previously provided a letter pursuant to this Section 4.10), the Company shall as soon as practicable thereafter furnish or cause to be furnished forthwith to the Manager a letter from DeGolyer, dated the date of such amendment, supplement or incorporation, as the case may be, in form reasonably satisfactory to the Manager, of the same tenor as the letter referred to in Section 2.02(e);

4.11        Reasonable Efforts.  The Company will cooperate timely with any reasonable due diligence review conducted by the Manager from time to time in connection with the transactions contemplated hereby, including, without limitation, and upon reasonable notice providing information and making available documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices, as the Manager may reasonably request;

4.12        Purchases by the Manager.  The Company acknowledges and agrees that the Manager has informed the Company that the Manager may, to the extent permitted under the Securities Act and Exchange Act and regulations thereunder, purchase and sell shares of Common Stock for its own account and for the account of its clients while this Agreement is in effect;

4.13        NYSE Compliance.  In connection with the offering and sale of the Shares, the Company will file with the New York Stock Exchange all documents and notices, and make all certifications, required by the New York Stock Exchange of companies that have securities that are listed thereon; and

4.14        Market Activities.  The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares or (ii) sell, bid for or purchase the Common Shares, or pay anyone any compensation for soliciting purchases of the Common Shares other than the Manager.

ARTICLE V

CONDITIONS TO DELIVERY OF ISSUANCE
NOTICES AND TO SETTLEMENT

5.01        Conditions Precedent to the Right of the Company to Deliver an Issuance Notice and the Obligation of the Manager to Sell Common Shares During the Selling Period(s).  The right of the Company to deliver an Issuance Notice hereunder is subject to the satisfaction, on the date of delivery of such Issuance Notice, and the obligation of the Manager to sell Common Shares during the applicable Selling Period is subject to the satisfaction, on the applicable Settlement Date, of each of the following conditions:

(a)           Effective Registration Statement and Authorizations.  The Registration Statement shall remain effective and sales of all of the Common Shares (including all of the Issuance Shares issued with respect to all prior Issuances and all of the Issuance Shares expected to be issued in connection with the Issuance specified by the current Issuance Notice) may be made by the Manager thereunder, and (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; (ii) no other suspension of the use or withdrawal of the effectiveness of the Registration Statement or Prospectus shall exist; (iii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Manager and (iv) no event specified in Section 4.03 hereof shall have occurred and be continuing without the Company amending or supplementing the Registration Statement or the Prospectus as provided in Section 4.03;

(b)           Accuracy of the Company’s Representations and Warranties.  The representations and warranties of the Company shall be true and correct as of the Closing Date, and as of each Issuance Date, Applicable Date and Settlement Date as though made at such time;

(c)           Performance by the Company.  The Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to such date;

(d)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby that prohibits or directly and materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement;

(e)           Material Adverse Changes.  Since the date of this Agreement, no event that had or is reasonably likely to have a Material Adverse Effect or a material adverse effect on the Company’s ability to consummate the transactions contemplated by, or to perform its obligations under, this Agreement shall have occurred that has not been disclosed in the Registration Statement or the Prospectus (including the documents incorporated by reference therein and any supplements thereto);

(f)            No Suspension of Trading In or Delisting of Common Stock; Other Events.  The trading of the Common Stock (including without limitation the Issuance Shares) shall not have been suspended by the Commission, the Principal Market or the Financial Industry Regulatory Authority since the immediately preceding Settlement Date or, if there has been no Settlement Date, the Closing Date, and the Common Shares (including without limitation the Issuance Shares) shall not have been delisted from the Principal Market.  There shall not have occurred (and be continuing in the case of occurrences under clause (i) and (ii) below) any of the following: (i) if trading generally on the New York Stock Exchange has been suspended or materially limited, or minimum and maximum prices for trading have been fixed, or maximum ranges for prices have been required, by such exchange or by order of the Commission, the Financial Industry Regulatory Authority or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States; (ii) a general moratorium on commercial banking activities in New York declared by either federal or New York state authorities; or (iii) any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak or escalation of hostilities or other calamity or crisis involving the United States or the declaration by the United States of a national emergency or war or any change or development involving a prospective change in national or international political, financial or economic conditions, if the effect of any such event specified in this clause (iii) in the sole judgment of the Manager makes it impracticable or inadvisable to proceed with the sale of Common Shares of the Company;

(g)           NYSE Approval.  Issuance Shares shall have received approval for listing on the New York Stock Exchange prior to the Settlement Date pertaining to those Issuance Shares;

(h)           Comfort Letter.  On the Closing Date and on each applicable date referred to in Section 4.08 hereof that is on or prior to such Issuance Date or Settlement Date, as the case may be, the independent registered public accounting firm who has audited the financial statements of the Company included or incorporated by reference in the Registration Statement shall have furnished to the Manager a letter, dated the Closing Date or such applicable date, as the case may be, in form and substance reasonably satisfactory to the Manager to the effect required by Section 4.08;

(i)            Trading Cushion.  The Selling Period for any previous Issuance Notice shall have expired;

(j)            Maximum Issuance Amount.  The Company shall not have issued an Issuance Notice to sell an Issuance Amount to the extent that the sum of (x) the Sales Price of the requested Issuance Amount, plus (y) the aggregate Sales Price of all Common Shares issued under all previous Issuances effected pursuant to this Agreement, would exceed the Maximum Program Amount;

(k)           Prospectus Supplement and Issuance Supplement.  (i) A supplement to the prospectus included in the Registration Statement (the “Prospectus Supplement”), in form and substance to be agreed upon by the parties, setting forth information regarding this Agreement including, without limitation, the Maximum Program Amount, shall have been filed with the Commission pursuant to Rule 424(b) promulgated by the Commission under the Securities Act within the time period required thereby and sufficient copies thereof delivered to the Manager on or prior to the Issuance Date; (ii) to the extent required by Section 4.01(b), an Issuance Supplement, in form and substance to be agreed upon by the parties, shall have been filed with the Commission pursuant to Rule 424(b) promulgated by the Commission under the Securities Act within the time period required thereby and sufficient copies thereof delivered to the Manager on or prior to the Issuance Date;

(l)            Counsel Letters.  (i) Each counsel specified in Section 4.07, or other counsel selected by the Company and reasonably satisfactory to the Manager, shall have furnished to the Manager their written opinion, dated the Closing Date and each applicable date referred to in Section 4.07 hereof that is on or prior to such Issuance Date or Settlement Date, as the case may be, to the effect required by Section 4.07; and (ii) Mayer Brown LLP, counsel to the Manager, shall have furnished to the Manager its written opinion, dated the Closing Date and each applicable date referred to in Section 4.07 that is on or prior to such Issuance Date or Settlement Date, as the case may be, in form and substance reasonably satisfactory to the Manager;

(m)          Officers’ Certificate.  The Company shall have furnished or caused to be furnished to the Manager an officers’ certificate executed by the Chief Executive Officer, the President or any Senior Vice President of the Company and by the Chief Financial Officer of the Company, dated the Closing Date and each applicable date referred to in Section 4.09 hereof that is on or prior to such Issuance Date or Settlement Date, as the case may be, as to the matters specified in Section 2.02(b);

(n)           Reserve Reports.  The engineering firm specified in Section 4.10, or other engineering firms selected by the Company and reasonably satisfactory to the Manager, shall have furnished to the Manager the letters, dated the Closing Date and each applicable date referred to in Section 4.10 hereof that is on or prior to such Issuance Date or Settlement Date, as the case may be, to the effect required by Section 4.10;

(o)           Other Documents.  On the Closing Date and prior to each Issuance Date and Settlement Date, the Manager and its counsel shall have been furnished with such documents as they may reasonably require in order to evidence the accuracy and completeness of any of the representations or warranties, and the fulfillment of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Common Shares as herein contemplated shall be satisfactory in form and substance to the Manager and its counsel;

5.02        Documents Required to be Delivered on each Issuance Date.  The Manager’s obligation to sell Common Shares pursuant to an Issuance hereunder shall additionally be conditioned upon the delivery to the Manager on or before the Issuance Date of a certificate in form and substance reasonably satisfactory to the Manager, executed by the Chief Executive Officer or the Chief Financial Officer of the Company, to the effect that all conditions to the delivery of such Issuance Notice shall have been satisfied as at the date of such certificate (which certificate shall not be required if the foregoing representations shall be set forth in the Issuance Notice); and

5.03        Suspension of Sales.  The Company or the Manager may, upon notice to the other party by email or telephone (confirmed immediately by telephone, if notice is given by email, or email, if notice is given by telephone), suspend any sale of Issuance Shares, and the Selling Period shall immediately terminate; provided, however, that such suspension and termination shall not affect or impair either party’s obligations with respect to any Issuance Shares sold hereunder prior to the receipt of such notice.  The Company agrees that no such notice shall be effective against the Manager unless it is made to one of the individuals named on Schedule 1 hereto, as such Schedule may be amended from time to time.  The Manager agrees that no such notice shall be effective against the Company unless it is made to one of the individuals named on Schedule 1 annexed hereto, as such Schedule may be amended from time to time.

ARTICLE VI

INDEMNIFICATION AND CONTRIBUTION

6.01        Indemnification by the Company.  The Company agrees to indemnify and hold harmless the Manager, its officers, directors, employees and agents, and each Person, if any, who controls the Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with each such Person’s respective officers, directors, employees and agents (collectively, the “Controlling Persons”), from and against any and all losses, claims, damages or liabilities, and any action or proceeding in respect thereof, to which the Manager, its officers, directors, employees and agents, and any such Controlling Person, may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any other prospectus relating to the Common Shares, or any amendment or supplement thereto, or any preliminary prospectus, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any amendment or supplement thereto or any preliminary prospectus, in light of the circumstances in which they were made) not misleading, except insofar as the same are made in reliance upon and in conformity with information related to the Manager or its plan of distribution furnished in writing to the Company by the Manager expressly for use therein, and the Company shall reimburse the Manager, its officers, directors, employees and agents, and each Controlling Person for any reasonable legal fees and other expenses incurred thereby in investigating or defending or preparing to defend against any such losses, claims, damages or liabilities, or actions or proceedings in respect thereof, as such expenses are incurred.

6.02        Indemnification by the Manager.  The Manager agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities, and any action or proceeding in respect thereof, to which the Company, its directors, such officers and any such controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as losses, claims, damages or liabilities (or action or proceeding in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any other prospectus relating to the Common Shares, or any amendment or supplement thereto, or any preliminary prospectus, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any other prospectus relating to the Common Shares, or any amendment or supplement thereto or any preliminary prospectus, in light of the circumstances in which they were made) not misleading in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information related to the Manager or its plan of distribution furnished to the Company by the Manager expressly for use therein, it being understood that such information consists solely of any statements that the Manager may suspend the offering of the Common Shares at any time upon proper notice to the Company.

6.03        Conduct of Indemnification Proceedings.  Promptly after receipt by any Person (an “Indemnified Party”) of notice of any claim or the commencement of any action in respect of which indemnity may be sought pursuant to Section 6.01 or 6.02, the Indemnified Party shall, if a claim in respect thereof is to be made against the Person against whom such indemnity may be sought (an “Indemnifying Party”), notify the Indemnifying Party in writing of the claim or the commencement of such action.  In the event an Indemnified Party shall fail to give such notice as provided in this Section 6.03 and the Indemnifying Party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, the failure so to notify the Indemnifying Party will not relieve it from any liability which it may have to the Indemnified Party under Sections 6.01 or 6.02 above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; provided, that the failure to notify the Indemnifying Party shall not relieve it from any liability that it may have to an Indemnified Party otherwise than under Sections 6.01 or 6.02.  If any such claim or action shall be brought against an Indemnified Party, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party.  After notice from the Indemnifying Party to the Indemnified Party of the Indemnifying Party’s election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) such Indemnified Party reasonably concludes that representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest with the Company, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all Indemnified Parties or for fees and expenses that are not reasonable.   No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnification could have been sought hereunder by such Indemnified Party unless such settlement includes an unconditional release of each such Indemnified Party from all losses, claims, damages or liabilities arising out of such claim or proceeding and such settlement does not admit or constitute an admission of fault, guilt, failure to act or culpability on the part of any such Indemnified Party.  Whether or not the defense of any cause or action is assumed by an Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its prior written consent, which consent will not be unreasonably withheld, unless the Indemnified Party has requested the Indemnifying Party to reimburse the Indemnified Party for legal fees and expenses pursuant to this Article VI and (i) such settlement is entered into more than 60 days after receipt by such Indemnifying Party of the aforesaid request, and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to such settlement.

6.04        Contribution.  If for any reason the indemnification provided for in this Article VI is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities as between the Company, on the one hand, and the Manager, on the other hand, in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Manager, on the other hand, from the offering of the Common Shares to which such losses, claims, damages or liabilities relate.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each Indemnifying Party shall contribute to such amount paid or payable by such Indemnifying Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Manager in connection with such statements or omissions, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and by the Manager, on the other, shall be deemed to be in the same proportion as the total net proceeds from the sale of Common Shares (before deducting expenses) received by the Company bear to the total commissions received by the Manager in respect thereof.  The relative fault of the Company, on the one hand, and of the Manager, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the Manager, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Manager agree that it would not be just and equitable if contribution pursuant to this Section 6.04 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.   Notwithstanding the provisions of this Section 6.04, the Manager shall in no event be required to contribute any amount in excess of the commissions received by it under this Agreement.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 6.04, each officer, director, employee and agent of the Manager, and each Controlling Person, shall have the same rights to contribution as the Manager, and each director of the Company, each officer of the Company who signed the Registration Statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.  The obligations of the Company and the Manager under this Article VI shall be in addition to any liability that the Company and the Manager may otherwise have.

ARTICLE VII

TERMINATION

7.01        Term.  Subject to the provisions of this Article VII, the term of this Agreement shall run until the end of the Commitment Period.

7.02        Termination by the Manager.  The Manager may terminate the right of the Company to effect any Issuances under this Agreement upon one (1) Trading Day’s notice if any of the following events shall occur:

(a)           The Company or any Subsidiary shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for all or substantially all of its property or business; or such a receiver or trustee shall otherwise be appointed;

(b)           Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company or any of its Subsidiaries;

(c)           The Company shall fail to maintain the listing of the Common Stock on the Principal Market;

(d)           Since the Effective Date, there shall have occurred any event, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or a material adverse effect on the Company’s ability to consummate the transactions contemplated by, or to perform its obligations under, this Agreement; or

(e)           the Manager shall have given ten (10) days’ notice of its election to terminate this Agreement, in its sole discretion, at any time.

7.03        Termination by the Company.  The Company shall have the right, by giving thirty (30) days’ notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time.  After delivery of such notice, the Company shall no longer have any right to deliver any Issuance Notices hereunder.

7.04        Liability; Provisions that Survive Termination.  If this Agreement is terminated pursuant to this Article VII, such termination shall be without liability of any party to any other party except as provided in Section 9.02 and for the Company’s obligations in respect of all prior Issuance Notices, and provided further that in any case the provisions of Article VI, Article VIII and Article IX shall survive termination of this Agreement without limitation.

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES TO SURVIVE DELIVERY

All representations and warranties of the Company herein or in certificates delivered pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Manager and its officers, directors, employees and agents and any Controlling Persons, (ii) delivery and acceptance of the Common Shares and payment therefor or (iii) any termination of this Agreement.

ARTICLE IX

MISCELLANEOUS

9.01        Press Releases and Disclosure.  The Company may issue a press release describing the material terms of the transactions contemplated hereby as soon as practicable following the Closing Date, and may file with the Commission a Current Report on Form 8-K describing the material terms of the transactions contemplated hereby, and the Company shall consult with the Manager prior to making such disclosures, and the parties shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosures that is reasonably satisfactory to all parties. No party hereto shall issue thereafter any press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby without the prior written approval of the other party hereto, except as may be necessary or appropriate in the opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules.  If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is reasonably satisfactory to all parties; provided, however, the Company shall not be required pursuant to this Section 9.01 to consult with the Manager with respect to disclosure contained in the Company’s Form 10-K, annual proxy statement or Form 10-Q so long as such disclosure is limited to the number of shares, selling price and proceeds of the Common Shares sold pursuant to this Agreement and related disclosures in the Management’s Discussion and Analysis of Financial Condition and Results of Operations section of such filings regarding the Company’s liquidity and capital resources.

9.02        Expenses.  The Company covenants and agrees with the Manager that the Company shall pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the preparation, printing and filing of the Registration Statement, the Prospectus and any Issuance Supplements and all other amendments and supplements thereto and the mailing and delivering of copies thereof to the Manager and the Principal Market; (ii) the Manager’s reasonable documented out-of-pocket expenses, including the filing fees and reasonable fees, disbursements and expenses of counsel for the Manager relating to the qualification of the Common Shares for offering and sale under state securities laws as provided in Section 4.02 hereof and in connection with preparing any blue sky survey; (iii) the cost (other than those expenses described in clause (ii) above) of printing, preparing or reproducing this Agreement and any other documents in connection with the offering, purchase, sale and delivery of the Common Shares; (iv) all filing fees and expenses (other than those expenses described in clause (ii) above) in connection with the qualification of the Common Shares for offering and sale under state securities laws as provided in Section 4.02 hereof; (v) the cost of preparing the Common Shares; (vi) the fees and expenses of any transfer agent of the Company; (vii) the cost of providing any CUSIP or other identification numbers for the Common Shares; (viii) the fees and expenses incurred in connection with the listing or qualification of the Common Shares on the Principal Market and any filing fees incident to any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Common Shares in connection with this Agreement and the Registration Statement (including the reasonable fees, disbursements and expenses of a single counsel for the Manager relating to such filings), and (ix) all other costs and expenses incident to the performance of the Company’s obligations hereunder that are not otherwise specifically provided for in this Section 9.02.  It is understood, however, that except as provided in this Section 9.02, the Manager will pay all of its own costs and expenses, including the fees of its counsel, transfer taxes on resale of any of the Common Shares by it, and any advertising expenses connected with any offers it may make.  Promptly following the date hereof, the Company shall reimburse the Manager for its attorneys’ fees incurred in connection with establishing the offering contemplated hereby and, during the term of this Agreement, the Company shall pay the Manager’s attorneys’ fees for its quarterly due diligence and other services provided pursuant to this Agreement (in an amount not to exceed $7,500 per quarter).

9.03        Notices.  Except as otherwise provided herein, all notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or that are given with respect to this Agreement shall be in writing and shall be personally served or deposited in the mail, registered or certified, return receipt requested, postage prepaid or delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice.

(i)  If to the Company, then to:

Venoco, Inc.

370 17th Street, Suite 3900

Denver, Colorado

Attention: Timothy A. Ficker

Telephone: (303) 600-2846

Email: tficker@venocoinc.com

Facsimile No.: (303) 626-8300

(ii)  If to the Manager, then to:

Phil Winiecki

Managing Director

Equity Capital Markets

BMO Capital Markets

3 Time Square

New York, New York 10036

Telephone:  (212) 885-4110

Email: phil.winiecki@bmo.com

Facsimile:  (212) 885-4165

Except as set forth in Section 5.03, notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or confirmed facsimile. Notice otherwise sent as provided herein shall be deemed given on the third business day following the date mailed or on the next business day following delivery of such notice to a reputable air courier service for next day delivery.

9.04        Entire Agreement.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof.

9.05        Amendment and Waiver.  This Agreement may not be amended, modified, supplemented, restated or waived except by a writing executed by the party against which such amendment, modification, supplement, restatement or waiver is sought to be enforced. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional.  No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained.  No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

9.06        No Assignment; No Third Party Beneficiaries.  This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by the Company or the Manager.  Any purported assignment or delegation of rights, duties or obligations hereunder shall be void and of no effect.  This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and, to the extent provided in Article VI, the controlling persons, officers, directors, employees and agents referred to in Article VI. This Agreement is not intended to confer any rights or benefits on any Persons other than as set forth in Article VI or elsewhere in this Agreement.

9.07        Severability.  This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof.  Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible, valid and enforceable.

9.08        Further Assurances.  Each party hereto, upon the request of any other party hereto, shall do all such further acts and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to carry out the transactions contemplated by this Agreement.

9.09        Titles and Headings.  Titles, captions and headings of the sections of this Agreement are for convenience of reference only and shall not affect the construction of any provision of this Agreement.

9.10        Governing Law; Jurisdiction.  THIS AGREEMENT SHALL BE GOVERNED BY, INTERPRETED UNDER AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF.  Any action, suit or proceeding to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the Southern District of the State of New York or any New York state court located in the Borough of Manhattan, and the Company agrees to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) and each party waives (to the full extent permitted by law) any objection it may have to the laying of venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding has been brought in an inconvenient forum.

9.11        Waiver of Jury Trial.  The Company and the Manager each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby.

9.12        Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.  Delivery of an executed Agreement by one party to the other may be made by facsimile transmission.

9.13        Adjustments for Stock Splits, etc.  The parties acknowledge and agree that share related numbers contained in this Agreement (including the minimum Floor Price) shall be equitably adjusted to reflect stock splits, stock dividends, reverse stock splits, combinations and similar events.

9.14        No fiduciary duty.  The Company acknowledges and agrees that the Manager is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Common Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person and will not claim that the Manager is acting in such capacity in connection with the offering of the Common Shares contemplated hereby.   Additionally, the Manager is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering of Common Shares contemplated hereby.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Manager shall have no responsibility or liability to the Company with respect thereto.  Any review by the Manager of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Manager and shall not be on behalf of the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

VENOCO, INC.

By:	/s/ Timothy A. Marquez
Name: Timothy A. Marquez
Title: Chief Executive Officer

BMO CAPITAL MARKETS CORP.

By:	/s/ Michael P. Stuckey
Name: Michael P. Stuckey
Title: Managing Director

APPENDIX A

DEFINITIONS

“Actual Sold Amount” shall mean the number of Issuance Shares that the Manager has sold during the Selling Period.

“Affiliate” of a Person shall mean another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first- mentioned Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Applicable Time” shall mean the time of sale of any Common Shares pursuant to this Agreement.

“Closing Date” shall mean the date on which the Closing occurs.

“Commission” shall mean the United States Securities and Exchange Commission.

“Commitment Period” shall mean the period commencing on the date of this Agreement and expiring on the earliest to occur of (x) the date on which the Manager shall have sold the Maximum Program Amount pursuant to this Agreement, (y) the date this Agreement is terminated pursuant to Article VII and (z) the 18 month anniversary of the date of this Agreement.

“Common Shares” shall mean shares of the Company’s Common Stock issued or issuable pursuant to this Agreement.

“Common Stock” shall mean the Company’s Common Stock, $0.01 par value per share.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Floor Price” shall mean the minimum price set by the Company in the Issuance Notice below which the Manager shall not sell Common Shares during the Selling Period, which may be adjusted by the Company at any time during the Selling Period and which in no event shall be less than $1.00 without the prior written consent of the Manager, which may be withheld in the Manager’s sole discretion.

“Issuance” shall mean each occasion the Company elects to exercise its right to deliver an Issuance Notice requiring the Manager to use its commercially reasonable efforts consistent with customary trading and sales practices to sell the Common Shares as specified in such Issuance Notice, subject to the terms and conditions of this Agreement.

“Issuance Amount” shall mean the aggregate Sales Price of the Issuance Shares to be sold by the Manager with respect to any Issuance.

“Issuance Date” shall mean any Trading Day during the Commitment Period that an Issuance Notice is deemed delivered pursuant to Section 2.03(b) hereof.

“Issuance Notice” shall mean a written notice to the Manager delivered in accordance with this Agreement in the form attached hereto as Exhibit A.

“Issuance Price” shall mean the Sales Price less the Selling Commission.

“Issuance Shares” shall mean all shares of Common Stock issued or issuable pursuant to an Issuance that has occurred or may occur in accordance with the terms and conditions of this Agreement.

“Maximum Program Amount” shall mean Common Shares with an aggregate Sales Price of $75,000,000 (or, if less, the aggregate amount of Common Shares registered under the Registration Statement).

“Person” shall mean an individual or a corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind.

“Principal Market” shall mean the New York Stock Exchange.

“Sales Price” shall mean the actual sale execution price of each Common Share sold by the Manager on the Principal Market hereunder in the case of ordinary brokers’ transactions, or as otherwise agreed by the parties in other methods of sale.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Selling Commission” shall mean 1.8% of the Sales Price of Common Shares sold during a Selling Period.

“Selling Period” shall mean the period of one to twenty consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Issuance Notice) following the Trading Day on which an Issuance Notice is delivered or deemed to be delivered pursuant to Section 2.03(b) hereof.

“Settlement Date” shall mean the third business day (or such earlier day as is industry practice for regular-way trading) following each Trading Day during the Selling Period, when the Company shall deliver to the Manager the amount of Common Shares sold on such Trading Day and the Manager shall deliver to the Company the Issuance Price received on such sales.

“Trading Day” shall mean any day which is a trading day on the New York Stock Exchange, other than a day on which trading is scheduled to close prior to its regular weekday closing time.

EXHIBIT A

ISSUANCE NOTICE

[Date]

BMO CAPITAL MARKETS CORP.

3 Time Square

New York, New York 10036

Facsimile:  (212) 885-4165

Attn: Equity Capital Markets

Reference is made to that certain Sales Agency Agreement, dated as of October 12, 2010 (the “Agreement”), by and between Venoco, Inc. (the “Company”) and BMO Capital Markets Corp.  The Company confirms that all conditions to the delivery of this Issuance Notice are satisfied as of the date hereof.

Effective Date of Delivery of Issuance Notice (determined pursuant to Section 2.03(b) of the Agreement):

Number of Days in Selling Period:

First Date of Selling Period:

Last Date of Selling Period:

Settlement Date(s):

Issuance Amount: $

Floor Price Limitation (Adjustable by Company during the Selling Period): $          per share

Comments:

VENOCO, INC.

By:
Name:
Title: [CEO/CFO or Treasurer]